UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 9, 2010 (June 8, 2010)

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On June 9, 2010, Brown-Forman Corporation (the “Company”) issued a press release reporting results of its operations for the fiscal year and quarter period ended April 30, 2010, and anticipated performance for its 2011 fiscal year.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 7.01.  Regulation FD Disclosure

On June 8, 2010, the Company issued a press release announcing that its Board of Directors has authorized the repurchase of up to $250 million of the Company's outstanding Class A and Class B common stock, subject to market and other conditions. Under this plan, the Company can repurchase shares from time to time for cash in open market purchases, block transactions, and privately negotiated transactions, in accordance with applicable federal securities laws. This share repurchase program expires December 1, 2010, but may be modified, suspended, or terminated before that date by the Company at any time without prior notice. A copy of the press release announcing the share repurchase program is attached as Exhibit 99.2 hereto.

The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

The following Exhibits are furnished as part of this Report on Form 8-K.

99.1           Brown-Forman Corporation Press Release dated June 9, 2010.
99.2           Brown-Forman Corporation Press Release dated June 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation

June 9, 2010	By:	/s/ Nelea A. Absher
Nelea A. Absher
Vice President, Associate General Counsel and Assistant Corporate Secretary

Exhibit Index

Exhibit
Number                      Description

99.1                  Brown-Forman Corporation Press Release dated June 9, 2010.
99.2                  Brown-Forman Corporation Press Release dated June 8, 2010.